UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

CHINA AUTOMOTIVE SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province, 43400
The People’s Republic of China

(Address of principal executive offices, including zip code)

(86) 716-832 9196
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

The 2010 annual general meeting of stockholders of China Automotive Systems, Inc. (the “Company”) was held on July 8, 2010.  The following matters were voted upon:

1.	The election of five directors to serve a one-year term expiring at the 2011 annual general meeting of stockholders and until their successors have been elected and qualified.

The five nominees receiving the largest number of affirmative votes cast representing shares of the Company’s common stock present and entitled to vote at the annual general meeting were elected as directors, by the following vote (with 247,969 Abstentions and 5,384,549 Broker Non-Votes):

Nominee	For	Withheld
Hanlin Chen	21,433,024	21,401
Qizhou Wu	21,437,795	16,630
Guangxun Xu	21,436,447	17,978
Bruce Carlton Richardson	21,436,674	17,751
Robert Tung	21,430,365	20,060

2.	The ratification of the appointment of Schwartz Levitsky Feldman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The appointment of Schwartz Levitsky Feldman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, was ratified by the following vote (with 247,969 Abstentions and 1,473,678 Broker Non-Votes):

Matter	For	Against	Withheld
Ratification of the appointment of Schwartz Levitsky Feldman LLP	23,061,710	687,906	1,615,680

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.

Date: July 30, 2010	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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